Exhibit 4.1

AMENDMENT NO. 2 TO

THE RIGHTS AGREEMENT

BETWEEN

MACROCHEM CORPORATION

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY

This AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT (this “Amendment No. 2”) is made as of April 18, 2008, between MacroChem Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”).  Capitalized terms used but not otherwise defined in this Amendment No. 2 shall have the meanings given them in the Rights Agreement.

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 13, 1999 and amended by Amendment No. 1 dated December 23, 2005 (as amended, the “Rights Agreement”).

WHEREAS, Virium Acquisition, LLC (“Merger Sub”), a subsidiary of the Company, is contemplating entering into a merger agreement (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Merger Sub, Virium Pharmaceuticals Inc. (“Virium”) and Virium Holdings, Inc. (“Virium HoldCo”) pursuant to which (a) the Company will issue shares of Common Stock (such shares of Common Stock upon issuance, the “Merger Consideration”) to Virium HoldCo, (b) outstanding warrants to purchase shares of Virium’s common stock will be converted into warrants to purchase Common Stock (such warrants upon conversion, the “Virium Warrants”) and (c) the Company will assume Virium’s obligations under its 15% Convertible Promissory Note issued to Strategic Capital Resources, Inc. in the aggregate principal amount of $500,000 and Virium’s obligations under a series of 12% Convertible Promissory Notes issued to various note holders in the aggregate principal amount of $500,000 (such notes collectively, the “Virium Notes”).

WHEREAS, the issuance by the Company of the Merger Consideration to Virium HoldCo, any subsequent distribution of the Merger Consideration to the stockholders of Virium HoldCo, the conversion of the Virium Warrants and acquisition of Common Stock pursuant to the exercise of the Virium Warrants, and the assumption of the Virium Notes and acquisition of Common Stock upon conversion of the Virium Notes, are collectively referred to in this Amendment No. 2 as the “Issuances” and individually, an “Issuance”.

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the Issuances and determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the execution and delivery of the Merger Agreement, and the Company and the Rights Agent desire to evidence such amendment in writing.

WHEREAS, upon the execution and delivery of the Merger Agreement, any Person who is a recipient of any of the Issuances may be deemed to be an “Acquiring Person” under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement.

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               AMENDMENT OF SECTION 1:  DEFINITION OF “ACQUIRING PERSON”.  The definition of “Acquiring Person” set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything in this Agreement to the contrary, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Merger Agreement (or any amendment thereto) or the consummation of the transactions contemplated thereby or (ii) any Issuance.”

2.               AMENDMENT OF SECTION 1:  DEFINITION OF “STOCK ACQUISITION DATE”.  The definition of “Stock Acquisition Date” set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement (or any amendment thereto) or the consummation of the transactions contemplated thereby or (ii) any Issuance.”

3.               AMENDMENT OF SECTION 1:  DEFINITION OF “DISTRIBUTION DATE”.  The definition of “Distribution Date” set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement (or any amendment thereto) or the consummation of the transactions contemplated thereby or (ii) any Issuance.”

4.               AMENDMENT OF SECTION 1:  OTHER DEFINITIONS.  Section 1 of the Rights Agreement is hereby further amended by adding the following subparagraphs at the end thereof:

(nn)         “Amendment No. 2” shall mean Amendment No. 2 to the Agreement dated as of April     , 2008 between the Company and the Rights Agent.

(oo)         “Issuance” shall have the meaning set forth in the Section 36 hereof.

(pp)         “Merger Agreement” shall have the meaning set forth in Section 36 hereof.

(qq)         “Merger Consideration” shall have the meaning set forth in Section 36 hereof.

(rr)           “Merger Sub” shall have the meaning set forth in Section 36 hereof.

(ss)         “Virium” shall have the meaning set forth in Section 36 hereof.

(tt)           “Virium HoldCo” shall have the meaning set forth in Section 36 hereof.

(uu)         “Virium Notes” shall have the meaning set forth in Section 36 hereof.

(vv)         “Virium Warrants” shall have the meaning set forth in Section 36 hereof.

5.               AMENDMENT OF SECTION 11(a)(ii).  Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement (or any amendment thereto), (ii) the consummation of the transactions contemplated thereby or (iii) any Issuance, shall be deemed to be an event of the type described in this Section 11(a)(ii) or cause the Rights to be adjusted or to become exercisable in accordance with this Section 11 or otherwise.”

6.               AMENDMENT OF SECTION 13.  Section 13 of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement (or any amendment thereto), (ii) the consummation of the transactions contemplated thereby or (iii) any Issuance, shall be deemed to be an event of the type described in this Section 13 or cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise.”

7.               ADDITION OF SECTION 36.  The Rights Agreement is hereby further modified, supplemented and amended by adding the following new Section 36:

“SECTION 36.  SUBSIDIARY MERGER AGREEMENT

Virium Acquisition, LLC (“Merger Sub”), a subsidiary of the Company, has entered into the Merger Agreement (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Merger Sub, Virium Pharmaceuticals Inc. (“Virium”) and Virium Holdings, Inc. (“Virium HoldCo”) pursuant to which (a) the Company will issue shares of Common Stock (such shares of Common Stock upon issuance, the “Merger Consideration”) to Virium HoldCo, (b) outstanding warrants to purchase shares of Virium’s common stock will be converted into warrants to purchase Common Stock (such warrants upon conversion, the “Virium Warrants”) and (c) the Company will assume Virium’s obligations under its 15% Convertible Promissory Note issued to Strategic Capital Resources, Inc. in the aggregate principal amount of $500,000 and Virium’s obligations under a series of 12% Convertible Promissory Notes issued to various note holders in the aggregate principal amount of $500,000 (such notes collectively, the “Virium Notes”).  The issuance by the Company of the Merger Consideration to Virium HoldCo, any subsequent distribution of the Merger Consideration to the stockholders of Virium HoldCo, the conversion of the Virium Warrants and acquisition of Common Stock pursuant to the exercise of the Virium Warrants, and the assumption of the Virium Notes and acquisition of Common Stock upon conversion of the Virium Notes, are collectively referred to in this Agreement as the “Issuances” and individually, an “Issuance”.

8.               Effectiveness.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.  The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and shall be otherwise unaffected hereby.

9.               Successors.  All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

10.         Benefits of this Amendment.  Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Stock) any legal or equitable right, remedy or claim under this Amendment or the Rights; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

11.         Severability.  The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.         Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

13.         Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed, all as of the date and year first above written.

MACROCHEM CORPORATION

By:	/s/ David P. Luci
Name: David P. Luci
Title: Vice President and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Hebert L. Lemmer
Name: Herbert L. Lemmer
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO RIGHTS AGREEMENT]